Gates Industrial Reports Third-Quarter 2025 Results
Denver, CO, October 29, 2025
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the third quarter ended September 27, 2025.
Third-Quarter 2025 Financial Summary
◦Third-quarter net sales of $855.7 million, up 3.0% compared to the prior-year period, including core sales growth of 1.7%.
◦Net income attributable to shareholders of $81.6 million, or $0.31 per diluted share.
◦Adjusted Net Income per diluted share of $0.39.
◦Net income from continuing operations of $88.7 million, or a margin of 10.4%, an increase of 370 basis points.
◦Adjusted EBITDA of $195.8 million, or a margin of 22.9%, an increase of 90 basis points.
◦Raising 2025 adjusted EPS guidance at the midpoint.
◦New $300 million share repurchase authorization announced.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our team helped deliver improved sales and core growth in the third quarter supported by solid growth in Automotive Replacement and strong growth in Personal Mobility. Replacement channel revenues expanded low-single digits. We delivered double-digit EPS growth year-over-year and our adjusted EBITDA margin increased 90 basis points. Our balance sheet continued to improve as we paid down $100 million of gross debt during the quarter.”
Jurek continued, “We have raised our adjusted EPS guidance towards the high-end of the prior range. We are executing our footprint optimization initiatives and anticipate to reduce our structural cost position over the first half of next year. We are seeing solid revenue generation opportunities with our secular growth initiatives and are optimistic about our business prospects in the mid-term.”
Power Transmission Segment Results

	Three months ended
(USD in millions)	September 27, 2025	September 28, 2024	% Change	% Core Change
Net sales	$533.3	$513.4	3.9%	2.3%
Adjusted EBITDA	$122.1	$113.0	8.1%
Adjusted EBITDA margin	22.9%	22.0%	90 bps

	Nine months ended
(USD in millions)	September 27, 2025	September 28, 2024	% Change	% Core Change
Net sales	$1,610.6	$1,588.1	1.4%	1.6%
Adjusted EBITDA	$361.6	$355.8	1.6%
Adjusted EBITDA margin	22.5%	22.4%	10 bps

Fluid Power Segment Results

	Three months ended
(USD in millions)	September 27, 2025	September 28, 2024	% Change	% Core Change
Net sales	$322.4	$317.3	1.6%	0.7%
Adjusted EBITDA	$73.7	$69.5	6.0%
Adjusted EBITDA margin	22.9%	21.9%	100 bps

	Nine months ended
(USD in millions)	September 27, 2025	September 28, 2024	% Change	% Core Change
Net sales	$976.4	$990.7	(1.4%)	(0.6%)
Adjusted EBITDA	$220.7	$224.5	(1.7%)
Adjusted EBITDA margin	22.6%	22.7%	(10 bps)
Share Repurchase Authorization Announced
The Company also announced that its Board of Directors has authorized a share repurchase program of up to $300 million of the Company’s ordinary shares. This authorization is valid through December 2026. This authorization replaced the existing authorization that was set to expire in December 2025. The timing and actual number of shares repurchased will depend on a variety of factors, including price, available liquidity, general business and market conditions, tax considerations, and alternative investment opportunities. Under the share repurchase program, repurchases can be made from time to time using a variety of methods, including but not limited to open market purchases and private negotiated transactions, all in compliance with the rules and regulations of the Securities and Exchanges Commission (“SEC”) and other applicable legal requirements.
The repurchase program does not obligate the Company to acquire any specific dollar amount or number of ordinary shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.
2025 Guidance
The Company is adjusting its full year guidance for 2025. Specifically, the company anticipates the following:
•Core sales growth in the range of +0.5% to +1.5% year-over-year
•Adjusted EBITDA of $770 million to $790 million
•Adjusted Earnings Per Share of $1.48 to $1.52
•Capital Expenditures of approximately $120 million
•Free Cash Flow conversion of 80-90%
Share-based metrics in the Company’s guidance do not include the effect of any potential share repurchases.
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including expected Core Sales Growth, Adjusted EBITDA, Adjusted Earnings per Share and Free Cash Flow conversion for 2025. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 11:30 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation Third-Quarter 2025 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment manufacturers (“OEM”) as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 130 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business (including our ability to reduce our structural cost position) and financial results, statements regarding our revenue generation opportunities, statements regarding our growth initiatives, statements regarding our share repurchase authorization, and statements regarding our outlook for 2025. Such forward-looking statements are subject to various risks and uncertainties, including, among others, U.S. government policies, actions or legislation (including the imposition of tariffs), economic, political and other risks associated with international operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control (including material and logistics availability, inflation, supply chain and labor challenges and end-market recovery), risks related to catastrophic events, continued operation of our manufacturing facilities, including as a result of cybersecurity attacks, our ability to forecast and meet demand and market acceptance of new products. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as supplemented by the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2025 and as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except per share amounts)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales	$855.7	$830.7	$2,587.0	$2,578.8
Cost of sales	514.1	494.9	1,540.6	1,555.6
Gross profit	341.6	335.8	1,046.4	1,023.2
Selling, general and administrative expenses	219.2	217.2	666.6	653.5
Transaction-related expenses	0.1	0.5	0.5	2.1
Asset impairments	0.4	—	1.2	—
Restructuring expenses	6.5	2.2	21.1	5.0
Other operating expenses	—	—	—	0.1
Operating income from continuing operations	115.4	115.9	357.0	362.5
Interest expense	34.9	35.1	93.3	121.7
Loss on deconsolidation of Russian subsidiary	—	12.8	—	12.8
Other income	(14.3)	(1.2)	(5.1)	(12.1)
Income from continuing operations before taxes	94.8	69.2	268.8	240.1
Income tax expense	6.1	14.0	48.1	60.8
Net income from continuing operations	88.7	55.2	220.7	179.3
Loss on disposal of discontinued operations	0.1	0.1	0.7	0.5
Net income	88.6	55.1	220.0	178.8
Less: non-controlling interests	7.0	7.5	19.9	20.5
Net income attributable to shareholders	$81.6	$47.6	$200.1	$158.3

Earnings per share
Basic
Earnings per share from continuing operations	$0.32	$0.18	$0.78	$0.61
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.32	$0.18	$0.78	$0.61

Diluted
Earnings per share from continuing operations	$0.31	$0.18	$0.77	$0.60
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.31	$0.18	$0.77	$0.60

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of September 27, 2025	As of December 28, 2024
Assets
Current assets
Cash and cash equivalents	$689.4	$682.0
Trade accounts receivable, net	833.3	722.7
Inventories	718.1	676.0
Taxes receivable	46.4	28.6
Prepaid expenses and other assets	197.8	196.7
Total current assets	2,485.0	2,306.0
Non-current assets
Property, plant and equipment, net	609.3	579.5
Goodwill	2,019.8	1,908.9
Pension surplus	5.6	5.7
Intangible assets, net	1,207.0	1,248.6
Right-of-use assets	142.0	139.4
Taxes receivable	16.5	20.7
Deferred income taxes	627.1	553.5
Other non-current assets	37.4	24.0
Total assets	$7,149.7	$6,786.3
Liabilities and equity
Current liabilities
Debt, current portion	$30.5	$39.1
Trade accounts payable	385.3	408.2
Taxes payable	26.5	22.9
Accrued expenses and other current liabilities	263.1	251.3
Total current liabilities	705.4	721.5
Non-current liabilities
Debt, less current portion	2,204.3	2,311.5
Post-retirement benefit obligations	68.0	78.0
Lease liabilities	126.3	127.3
Taxes payable	60.0	82.2
Deferred income taxes	58.1	56.8
Other non-current liabilities	212.5	68.7
Total liabilities	3,434.6	3,446.0
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 258,249,123 (December 28, 2024: authorized shares: 3,000,000,000; outstanding shares: 255,203,987)	2.6	2.6
—Additional paid-in capital	2,628.7	2,618.6
—Accumulated other comprehensive loss	(928.3)	(1,077.2)
—Retained earnings	1,667.0	1,479.6
Total shareholders’ equity	3,370.0	3,023.6
Non-controlling interests	345.1	316.7
Total equity	3,715.1	3,340.3
Total liabilities and equity	$7,149.7	$6,786.3

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
(USD in millions)	September 27, 2025	September 28, 2024
Net income	220.0	178.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	159.1	162.8
Foreign exchange and other non-cash financing income	(20.3)	(26.2)
Share-based compensation expense	22.4	20.2
Decrease in post-employment benefit obligations, net	(13.1)	(6.6)
Deferred income taxes	(6.3)	(25.1)
Asset impairments	1.2	—
Loss on deconsolidation of Russian Entity	—	12.8
Gain on disposal of property, plant and equipment	0.2	(7.2)
Other operating activities	4.7	(1.5)
Changes in operating assets and liabilities:
—Accounts receivable	(71.4)	(46.1)
—Inventories	(6.7)	(84.0)
—Accounts payable	(40.9)	(25.0)
—Prepaid expenses and other assets	0.9	18.2
—Taxes payable	(30.7)	(2.6)
—Other liabilities	(10.8)	20.2
Net cash provided by operating activities	208.3	188.7
Cash flows from investing activities
Purchases of property, plant and equipment	(54.4)	(59.8)
Purchases of intangible assets	(26.0)	(13.5)
Purchases of investments	—	(11.3)
Cash paid under company-owned life insurance policies	(10.4)	(5.4)
Cash received under company-owned life insurance policies	2.4	11.2
Proceeds from the sale of property, plant and equipment	2.2	11.0
Cash deconsolidated from previously controlled subsidiary	—	(12.5)
Other investing activities	(0.7)	—
Net cash used in investing activities	(86.9)	(80.3)
Cash flows from financing activities
Issuance of shares	9.8	10.0
Repurchase of shares	(13.0)	(176.1)
Proceeds from long-term debt	—	1,840.0
Payments of long-term debt	(114.1)	(1,917.0)
Debt issuance costs paid	—	(20.5)
Employee taxes paid from shares withheld	(20.1)	(4.7)
Dividends paid to non-controlling interests	(6.5)	(1.7)
Other financing activities	9.0	16.5
Net cash used in financing activities	(134.9)	(253.5)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	21.0	(1.4)
Net increase (decrease) in cash and cash equivalents and restricted cash	7.5	(146.5)
Cash and cash equivalents and restricted cash at the beginning of the period	684.8	724.0
Cash and cash equivalents and restricted cash at the end of the period	$692.3	$577.5

Supplemental schedule of cash flow information
Interest paid	$95.9	$104.7
Income taxes paid	$84.4	$88.5
Accrued capital expenditures	$2.2	$1.0

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of net sales for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Beginning with the three months ended June 29, 2024, we revised our definition of Adjusted Net Income to adjust for discrete tax items, which are significant, unusual or infrequently occurring tax items. We have revised the prior period amounts to conform to our current period presentation.
Core sales is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in average currency exchange rates and the first-year impacts of acquisitions and disposals, when applicable. Core sales growth is the change in core sales expressed as a percentage of prior period net sales. We present core sales growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net income from continuing operations	$88.7	$55.2	$220.7	$179.3
Adjusted for:
Income tax expense	6.1	14.0	48.1	60.8
Interest expense	34.9	35.1	93.3	121.7
Loss on deconsolidation of Russian Subsidiary	—	12.8	—	12.8
Depreciation and amortization	53.6	53.7	159.1	162.8
Transaction-related expenses (1)	0.1	0.5	0.5	2.1
Asset impairments	0.4	—	1.2	—
Restructuring expenses (2)	6.5	2.2	21.1	5.0
Share-based compensation expense	6.7	6.4	22.4	20.2
Inventory write-offs and adjustments (3) (included in cost of sales)	2.6	4.4	5.6	21.7
Restructuring-related expenses (included in cost of sales)	2.1	0.9	4.5	0.9
Restructuring-related expenses (included in SG&A)	3.7	1.4	8.3	1.5
Credit gain related to customer bankruptcy (Included in SG&A)	—	(0.2)	—	(0.1)
Other (income) expenses, excluding foreign currency transaction gain or loss and insurance recoveries (4)	(4.4)	(3.9)	2.7	(8.5)
Cybersecurity incident insurance recovery (5)	(5.2)	—	(5.2)	—
Other items not directly related to current operations	—	—	—	0.1
Adjusted EBITDA	$195.8	$182.5	$582.3	$580.3

Net Sales	$855.7	$830.7	$2,587.0	$2,578.8
Net income from continuing operations margin	10.4%	6.6%	8.5%	7.0%
Adjusted EBITDA Margin	22.9%	22.0%	22.5%	22.5%

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory write-offs and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(4)
Other (income) expenses excludes foreign currency transaction losses and insurance recoveries of $9.9 million and $7.8 million during the three and nine months ended September 27, 2025, respectively, and foreign currency transaction loss of $2.7 million and $3.6 million gain during the three and nine months ended September 28, 2024, respectively.

(5)
In July 2025, we received insurance recoveries related to a previously disclosed cybersecurity incident that occurred in February 2023 for which we previously excluded $5.2 million of expenses from Adjusted EBITDA.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except share numbers and per share amounts)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net income attributable to shareholders	$81.6	$47.6	$200.1	$158.3
Adjusted for:
Loss on disposal of discontinued operations	0.1	0.1	0.7	0.5
Loss on deconsolidation of Russian Subsidiary	—	12.8	—	12.8
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.2	28.8	86.5	86.8
Transaction-related expenses (1)	0.1	0.5	0.5	2.1
Asset impairments	0.4	—	1.2	—
Restructuring expenses (2)	6.5	2.2	21.1	5.0
Restructuring-related expenses (included in cost of sales)	2.1	0.9	4.5	0.9
Restructuring-related expenses (included in SG&A)	3.7	1.4	8.3	1.5
Share-based compensation expense	6.7	6.4	22.4	20.2
Inventory write-offs and adjustments (3) (included in cost of sales)	2.6	4.4	5.6	21.7
Adjustments relating to post-retirement benefits	0.4	(0.6)	1.3	(1.9)
Financing and other FX related losses	(2.7)	0.6	8.3	(0.9)
Loss on extinguishment of debt (4)	—	—	—	14.8
Credit gain related to customer bankruptcy (included in SG&A)	—	(0.2)	—	(0.1)
Cybersecurity incident insurance recovery (5)	(5.2)	—	(5.2)	—
Discrete tax items (6)	(13.5)	(7.8)	(20.6)	(8.3)
Other adjustments	(1.8)	(1.2)	(4.6)	(4.7)
Estimated tax effect of the above adjustments	(9.5)	(9.0)	(34.4)	(34.5)
Adjusted Net Income	$100.7	$86.9	$295.7	$274.2

Diluted weighted-average number of shares outstanding	261,555,255	263,441,572	261,084,177	265,855,068
GAAP Net Income per diluted share	$0.31	$0.18	$0.77	$0.60
Adjusted Net Income per diluted share	$0.39	$0.33	$1.13	$1.03

(1)	Transaction-related expenses related primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and included costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory write-offs and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(4)
On June 4, 2024, Gates extinguished the 2021 Dollar Term Loans and the asset-backed credit facility in connection with our debt refinancing. As a result, we accelerated $14.8 million in deferred issuance costs during the three months ended June 29, 2024.

(5)	In July 2025, we received insurance recoveries related to a previously disclosed cybersecurity incident that occurred in February 2023 for which we previously excluded $5.2 million of expenses from Adjusted Net Income.
(6)	Discrete tax items include changes in uncertain tax positions relating to prior years, changes in tax laws or rates, changes in valuation allowances, excess tax benefits on stock option exercises, and prior year adjustments in various foreign jurisdictions in which returns were filed.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Sales Growth
(Unaudited)

	Three months ended September 27, 2025
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended September 27, 2025 (1)	$533.3	$322.4	$855.7
Impact on net sales of movements in currency rates	(8.3)	(2.9)	(11.2)
Core sales for the three months ended September 27, 2025	$525.0	$319.5	$844.5

Net sales for the three months ended September 28, 2024	513.4	317.3	830.7
Increase in net sales	19.9	5.1	25.0
Increase in net sales on a core basis (core sales)	$11.6	$2.2	$13.8

Net sales growth	3.9%	1.6%	3.0%
Core sales growth	2.3%	0.7%	1.7%

	Nine months ended September 27, 2025
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the nine months ended September 27, 2025	$1,610.6	$976.4	$2,587.0
Impact on net sales of movements in currency rates	3.4	8.3	11.7
Core sales for the nine months ended September 27, 2025	$1,614.0	$984.7	$2,598.7

Net sales for the nine months ended September 28, 2024	1,588.1	990.7	2,578.8
Increase (decrease) in net sales	22.5	(14.3)	8.2
Increase (decrease) in net sales on a core basis (core sales)	$25.9	$(6.0)	$19.9

Net sales growth (decline)	1.4%	(1.4%)	0.3%
Core sales growth (decline)	1.6%	(0.6%)	0.8%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Contact
Gates Investor Relations
Rich Kwas
(303) 744-4887
investorrelations@gates.com